UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1 )

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Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URANIUM RESOURCES, INC.

650 S. EDMONDS, SUITE 108

LEWISVILLE, TEXAS 75067

AMENDMENT TO THE

PROXY STATEMENT DATED MAY 3, 2005

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

JUNE 1, 2005

NOTICE OF ADJOURNMENT OF ANNUAL MEETING

June 6, 2005

To the Stockholders of URANIUM RESOURCES, INC.:

This Proxy Statement Amendment (“Amendment”) is being mailed on or about June 8, 2005.  The Amendment amends the Proxy Statement dated May 3, 2005, which was previously mailed to stockholders on or about May 6, 2005 in connection with the Annual Meeting of Stockholders of the Company (the Annual Meeting”), scheduled to be held on Wednesday, June 1, 2005 at 9:00 a.m. local time (MDT) at 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203.  The information contained in this Amendment should be read in conjunction with the Proxy Statement.

The Annual Meeting was convened at 9:00 a.m. on June 1, 2005 and Proposals 1 (election of directors), 4 (reverse stock split) and 5 (ratification of independent auditors) were approved by the requisite vote of the stockholders.  The meeting was then adjourned until 9:00 a.m. local time (MDT) on Thursday, June 30, 2005 at Sheraton Old Town Hotel, 800 Rio Grande, N.W., Albuquerque, New Mexico 87104, to permit further submission of proxies on Proposals 2 (amendment of the 1995 Stock Incentive Plan to increase the number of shares of Common Stock eligible for issuance under the Plan from 4 million to 12 million) and Proposal 3 (approval of the 2004 Stock Incentive Plan authorizing the grant of options to purchase 7 million shares of Common Stock.

The purpose of this Amendment is to correct certain statements contained in the Proxy Statement.

The table on page 14 is hereby amended to read as follows:

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2004 regarding equity compensation to the Company’s employees, officers and directors under equity compensation plans and includes the 8 million additional shares under the 1995 Plan for which stockholder approval is being sought at this Annual Meeting (of which 6.75 million shares were subject to outstanding options at December 31, 2004) and the 7 million shares under the 2004 Plan for which stockholder approval is being sought at this Annual Meeting (of which 2.988 million shares were subject to outstanding options at December 31, 2004).

Plan category	Number of shares issuable under outstanding options and rights	Weighted average exercise price	Number of shares available for future issuance

Equity compensation plans approved by security holders	3,250,096	$1.26	1,006,180
Equity compensation plans not approved by security holders	14,006,185	$0.38	9,662,000

Total	17,256,281	$0.54	10,668,180

In addition, with respect to Proposals 2 and 3, page 15 and page 17 of the Proxy Statement incorrectly states that “The approval of the holders of a majority of the shares present at the Meeting in person or by proxy (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required . . .. .”  Those statements are inaccurate.  The correct statement is contained on pages 1 and 2 of the Proxy Statement that “if a quorum is present at the Meeting . . . the affirmative vote of the majority of the shares present in Person or by Proxy at the Meeting and entitled to vote on the matter is required to (a) amend the Amended and Restated 1995 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder to 12,000,000 (on a pre-reverse stock split basis); and (b) adopt and approve the 2004 Stock Incentive Plan authorizing the grant of options to purchase 7,000,000 shares of the Company’s Common Stock (on a pre-reverse stock split basis).”  The above-referenced statements on page 15 and page 17 of the Proxy Statement are hereby deleted and should be disregarded.

If you have already returned your properly executed proxy card and would like to change your vote on Proposals 2 and 3, you may revoke your proxy before it is voted at the adjourned Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the adjourned Annual Meeting in person and casting a ballot.  Please remember that the only Proposals remaining to be voted upon are Proposals 2 and 3.  If you would like a new proxy, please contact the undersigned at the offices of the Company or by phone at 972-219-3330.

By Order of the Board of Directors

/s/ Thomas H. Ehrlich
Thomas H. Ehrlich, Secretary

Lewisville, Texas
June 6, 2005